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                                                                 Exhibit 10.10
                           PERFORMANCE INCENTIVE PLAN
                                        OF
                      THE PACIFIC GAS AND ELECTRIC COMPANY


      This is the controlling and definitive statement of the Performance Incentive Plan ("PLAN"1/ or "PIP") of the Pacific Gas and Electric Company and participating subsidiaries, affiliates, and associations. The purpose of the PLAN is to benefit ratepayers and shareholders by rewarding employees for overall COMPANY performance, as well as for FUNDING UNITS and individual achievements. The PLAN was first adopted in 1983 and has since been amended from time to time. The COMPANY reserves the right to amend, suspend, or terminate the PLAN in its sole discretion at any time.


                                   ARTICLE I

                                  DEFINITIONS

      1.01 Committee shall mean the Compensation and Management Development Committee of the Board of Directors of the COMPANY.

      1.02 Company shall mean the Pacific Gas and Electric Company, a California corporation.

      1.03 PIP or Plan shall mean the Performance Incentive Plan, formerly called the "Management Incentive Plan," as set forth herein and as may be amended from time to time.

      1.04 Plan Administrator shall mean the Committee or such individual or individuals as the Committee may appoint to handle the day-to-day affairs of the PLAN and to issue the annual PIP Administrative Guidelines.

      1.05 Plan Participant shall mean each individual who, under the PIP Administrative Guidelines adopted by the PLAN ADMINISTRATOR, is eligible to receive a PLAN award for the YEAR.

      1.06 Unit shall mean each of the separate organizational units of the COMPANY which, by function, make up each line of business. UNITS are defined by the Chief Executive Officer before the beginning of the PLAN YEAR.

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1/    Words in all capitals are defined in Article I.

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      1.07  Year shall mean a calendar year.


                                   ARTICLE II

                                  ELIGIBILITY

      2.01 Prior to each YEAR, the PLAN ADMINISTRATOR will issue PIP Administrative Guidelines which will set forth the criteria for receiving awards under the PLAN. The PIP Administrative Guidelines will contain rules for determining PLAN eligibility including, but not limited to, eligibility for individuals who are newly hired, on leaves of absence, deceased, or retired. The PIP Administrative Guidelines shall also specify the conditions under which awards will be prorated and which elements of pay will be included in the calculation of a PIP Award. The PIP Administrative Guidelines shall be attached hereto and made a part hereof and shall be available for review at the request of PLAN PARTICIPANTS.


                                  ARTICLE III

                          ANNUAL PERFORMANCE MEASURES

      3.01 Each YEAR the COMMITTEE shall determine the criteria used to measure the COMPANY's annual performance. The COMMITTEE shall determine the performance measures for the Chief Executive Officer for each YEAR. The Chief Executive Officer, in conjunction with the senior officer of each UNIT, shall set the performance measures for each UNIT for the YEAR. The Chief Executive Officer shall determine the performance measures for those executive officers who are not included in a UNIT. Performance measures for each YEAR shall be attached to the PLAN and are made a part of hereof.

      3.02 Each YEAR the Board of Directors shall approve the individual target participation rate for the Chief Executive Officer. The COMMITTEE shall determine the annual individual target participation rates applicable to all other PLAN PARTICIPANTS. A schedule of the individual target participation rates for each YEAR shall be attached to the PLAN and are made a part hereof.

      3.03 As soon as practicable after the beginning of each YEAR, the senior officer of each UNIT shall determine and communicate work group and/or individual performance measures for PLAN PARTICIPANTS in the UNIT.





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      3.04  The COMMITTEE retains the right to adjust or modify any of the performance measures to reflect extraordinary events which may affect the COMPANY, or if in its sole opinion, application of any of the performance measures substantially overstates or understates actual COMPANY performance.


                                   ARTICLE IV

                                  PLAN AWARDS

      4.01 As soon as practicable after the end of the YEAR, the actual performance of the COMPANY, each of the UNITS, and PLAN PARTICIPANTS (to the extent that PLAN PARTICIPANTS have individual performance measures) will be measured against the performance measures adopted for the YEAR.

      4.02 PLAN awards will be based upon the target participation rate applicable to each PLAN PARTICIPANT, as modified by actual performance for the YEAR. Individual awards under the PLAN will be made prior to the end of the first quarter of the year.

      4.03 The COMMITTEE retains the right to terminate the PLAN at any time prior to the payment of any award which may be earned under the PLAN.


                                   ARTICLE V

                           ADMINISTRATIVE PROVISIONS

      5.01 Administration. The PLAN shall be administered by the PLAN ADMINISTRATOR who shall have the authority to interpret the PLAN and make such rules as it deems appropriate. The PLAN ADMINISTRATOR shall have the duty and responsibility of maintaining records, making the requisite calculations, and disbursing payments hereunder. The PLAN ADMINISTRATOR's interpretations, determinations, rules, and calculations shall be final and binding on all persons and parties concerned.





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